EXHIBIT 10.44

SECOND AMENDMENT TO THE ENGLOBAL 401(k) PLAN
WHEREAS, ENGlobal Engineering, Inc. (hereinafter, the "Employer") maintains the ENGlobal 401(k) Plan;
WHEREAS, the Employer has the right to amend the Plan pursuant to Section 11.1 of the Basic Plan Document; and
WHEREAS, the Employer now desires to amend the Plan, in connection with the merger of the Control Dynamics International, LP 401(k) Plan and the ENGlobal 401(k) Plan, to preserve protected benefits.
NOW, THEREFORE, effective as of August 2, 2010, the Employer hereby amends the ENGlobal 401(k) Plan in the following respects:
1.    The following Item 3 is added to the Protected Benefits Addendum to the Adoption Agreement:
3.    Employer contribution accounts transferred from the Control Dynamics International, LP 401(k) Plan shall be subject to a 2-year cliff vesting schedule. However, the employer contribution accounts of Participants who terminated employment prior to the merger of the Control Dynamics International, LP 401(k) Plan and the ENGlobal 401(k) Plan are subject to the following vesting schedule: 1 year of service-0%, 2 years-20%, 3 years-40%, 4 years-60%, 5 years-80%, 6 years-100%.
Also, a Participant may take an in-service withdrawal from any employer contribution account transferred from the Control Dynamics International, LP 401(k) Plan upon the attainment of age 40 and the completion of 5 years of participation.
2.    In all other respects, the terms of this Plan are hereby ratified and confirmed.
IN WITNESS WHEREOF, the Employer has caused this Second Amendment to be executed in duplicate counterparts, each of which shall be considered as an original, as of the date set forth below.

ENGLOBAL ENGINEERING, INC.
/s/ Jean Whitaker	By: /s/ Natalie S. Hairston
Witness
Title: Secretary
Date: August 4, 2010

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